Exhibit 2.5

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER

by and among

BGC PARTNERS, INC.,

CANTOR FITZGERALD, L.P.,

ESPEED, INC.,

BGC PARTNERS, L.P.,

BGC GLOBAL HOLDINGS, L.P.,

and

BGC HOLDINGS, L.P.

Amendment dated as of February 1, 2008

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2, dated as of February 1, 2008 (this “Amendment”), to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended by Amendment No. 1 (“Amendment No. 1”), dated as of November 5, 2007 (as amended, the “Merger Agreement”), is by and among BGC Partners, Inc., a Delaware corporation (“BGC Partners”), Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”), eSpeed, Inc., a Delaware corporation (“eSpeed”), BGC Partners, L.P., a Delaware limited partnership (“U.S. Opco”), BGC Global Holdings, L.P., a Cayman Islands exempted limited partnership (“Global Opco”) and BGC Holdings, L.P., a Delaware limited partnership (“Holdings” and together with BGC Partners, Cantor, eSpeed, U.S. Opco and Global Opco, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties to the Merger Agreement desire to amend and supplement certain terms of the Merger Agreement as described herein; and

WHEREAS, all terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

1. Definitions. The definitions of “Holdings Restricted Exchangeable Interest” and “Holdings Restricted Exchangeable Unit” in Section 1.1 of the Merger Agreement are replaced with the following definitions, and all references therein to “Holdings Restricted Exchangeable Interest” and “Holdings Restricted Exchangeable Unit” are hereby replaced with the terms “Holdings REU Interest” and “Holdings REU,” respectively:

“‘Holdings REU Interest’ means a ‘REU Interest’ as defined in the New Holdings Limited Partnership Agreement.”

“‘Holdings REU’ means a ‘REU’ as defined in the New Holdings Limited Partnership Agreement.”

2. Exhibits. Exhibit D to the Merger Agreement (Form of New Holdings Limited Partnership Agreement) is amended and restated to be in substantially the form attached as Annex A to this Amendment.

3. Representations and Warranties. Each of the Parties represents and warrants to the other Parties that it has all requisite power and authority to enter into this Amendment and to consummate the transactions contemplated hereby, and that the execution, delivery and performance by it of this Amendment has been duly authorized and approved by it.

4. Governmental Approvals; Third-Party Consents; Conduct of Business. Schedule 4.3 of the BGC Partners Disclosure Schedule is revised as set forth on Schedule 4.3 to this Amendment.

5. Conduct of Business. Schedule 7.1 of the eSpeed Disclosure Schedule is revised as set forth on Schedule 7.1 to this Amendment.

6. Consent for Grant of BGC Partners Restricted Stock Units and Holdings REU Interests. The last sentence of Section 10 of Amendment No. 1 is amended and restated as follows:

“The aggregate value of such rights granted prior to the Effective Time (a) with respect to the fiscal year ended December 31, 2007, shall be no greater than $22,000,000 and (b) with respect to the fiscal year ended December 31, 2008, shall be no greater than $22,000,000; provided that for each of clauses (a) and (b), each such right to receive one BGC Partners Restricted Stock Unit or Holdings REU shall be valued for these purposes at the closing price of eSpeed Class A Common Stock on the date of the grant of the right.”

7. Miscellaneous. Article XI of the Merger Agreement is restated herein in full, with the exception that references to “this Agreement” shall be references to “this Amendment” and, in the case of Section 11.8 of the Merger Agreement, “this Agreement” shall be references to “the Merger Agreement and this Amendment.”

8. Remainder of Merger Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue to be in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

BGC PARTNERS, INC.

By:	/s/ Stephen Merkel
Name:	Stephen Merkel
Title:	Executive Vice President

ESPEED, INC.

By:	/s/ Howard Lutnick
Name:	Howard Lutnick
Title:	Chairman, President and CEO

CANTOR FITZGERALD, L.P.

By:	/s/ Howard Lutnick
Name:	Howard Lutnick
Title:	Chairman, President and CEO

BGC PARTNERS, L.P.

By:	/s/ Stephen Merkel
Name:	Stephen Merkel
Title:	Executive Managing Director

BGC GLOBAL HOLDINGS, L.P.

By:	/s/ Stephen Merkel
Name:	Stephen Merkel
Title:	Director

BGC HOLDINGS, L.P.

By:	/s/ Stephen Merkel
Name:	Stephen Merkel
Title:	Executive Managing Director

[Signature Page to Amendment No. 2, dated as of February 1, 2008, to the Merger Agreement,

by and among BGC Partners, Cantor, eSpeed, U.S. Opco, Global Opco and Holdings]